CNL Strategic Capital, LLC

Exhibit 1.1

CNL STRATEGIC CAPITAL, LLC

PLACEMENT AGENT AGREEMENT

THIS PLACEMENT AGENT AGREEMENT (the “Agreement”) is made effective as of this 18th day of April, 2019 by and among CNL STRATEGIC CAPITAL, LLC, a Delaware limited liability company (the “Company”) and CNL SECURITIES CORP., a Florida corporation (“Placement Agent”). In consideration of the promises and mutual covenants and agreements herinafter set forth the parties hereto, intending to be legally bound, hereby agree as follows:

For purposes of this Agreement an “Affiliate” is (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with another person or entity; (ii) any person or entity owning or controlling ten percent or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; and (iv) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity. References to “Placement Agent” shall include CNL Securities Corp. and the officers, directors, agents, and employees of CNL Securities Corp.

1.

Description of Offering and Appointment of the Placement Agent.

A.

On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and conditions herein set forth, Placement Agent is hereby retained for the purpose of using its best efforts to find, through a private offering pursuant to Rule 506(c) of Regulation D of the Securities Act of 1933, as amended (the “Act”), subscribers for offering of up to $50,000,000 of Class FA shares of limited liability interests (the “Shares”) in the Company (the “Offering”). The Shares may be sold only to investors who are “accredited investors,” as that term is defined in Regulation D under the Act, and meet the other suitability standards set forth in the Subscription Agreement (as defined herein). The Shares are more fully described in and are being offered and sold pursuant to the terms of the Company’s confidential Private Placement Memorandum, dated April 18, 2019 (the “Memorandum”). Except as otherwise indicated, as used herein, “Memorandum” shall include any supplements and amendments thereto, all financial statements, appendices, and all other documents which are a part thereof. Subscribers who are accepted by the Manager are referred to as “Shareholders” in this Agreement.

B.

The Company intends to conduct the Offering until the earlier of: (i) the date the Company has sold the maximum offering amount or (ii) three (3) full months from the commencement of this offering. However, the Company reserve the right to extend the outside date of the offering in our sole discretion no later December 31, 2019. The initial minimum purchase amount for the Shares is $1,000,000. However, the Company reserves the right to increase the maximum offering amount or decrease the minimum offering requirement in its sole discretion. The offering price of Shares will be sold at a price based on the Company’s most recently calculated net asset value per Share as described in the Memorandum. Promptly following any such adjustment to the offering price of the Company’s Share, the Company will supplement its Memorandum disclosing the most recently determined net asset value and adjusted offering price of the Shares and will also post the updated information on the Company’s website at www.cnlstrategiccapital.com.

C.

As described in the Memorandum, the Company will schedule monthly closings on subscriptions received and accepted by the Company. However, there is no assurance that a subscription will close on the next succeeding month following receipt of a subscription from a Subscriber. The minimum offering requirement for this Offering is defined in the Memorandum. The Company will not hold an initial closing for the Shares unless and until it obtains subscriptions for at least the minimum offering requirement. Once subscriptions are received for the minimum offering requirement in this Offering, the Company can choose to have an initial closing for the Shares. Funds received in connection with a subscription will be placed in a non-interest-bearing escrow account pending closing. The Company may, in its sole discretion, decrease the minimum offering requirement, the initial minimum purchase amounts or increase the maximum number of shares to be sold in this Offering. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be withdrawn at any time before the time it has been accepted by the Company. Subscriptions will be effective only upon the Company’s acceptance, and the Company reserves the right, in its sole discretion, to accept or reject any subscription in whole or in part. After the Company meets the initial offering requirement for this Offering, subscriptions will be accepted or rejected within thirty (30) calendar days of receipt by the Company. If a subscription is rejected, all subscription funds will be returned to the subscriber, without deduction for any expenses, within ten (10) business days from the date the subscription is rejected. The Company may reject, in whole or part, any subscription for any reason in its sole discretion.

D.

The Placement Agent may, in its sole discretion, request other registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) (“Participating Brokers”) or investment advisers registered under the Investment Advisers Act of 1940 or under applicable state law (“Participating Advisors” and together, with Participating Brokers, collectively the “Distribution Participants”) to assist in the efforts to locate and make offers of the Shares to a limited number of qualified persons. Before Placement Agent obtains such assistance from any Participating Broker, the Placement Agent will cause such Participating Broker to execute a Participating Broker Agreement substantially in such form as is attached hereto as Exhibit A-1. Before Placement Agent obtains such assistance from any Participating Advisor, Placement Agent will cause such Participating Advisor to execute a Participating Advisor Agreement substantially in such form as is attached hereto as Exhibit A-2.

E.

Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all of the representations and warranties contained herein, the Placement Agent agrees on the terms and conditions herein set forth to use its best efforts during the Offering to find subscribers for the Shares. Upon termination of the Offering, this Agreement shall terminate without obligation on the Placement Agent’s part or the Company, except as set forth in this Agreement.

F.

The Offering of the Shares shall be at the offering price upon the terms and conditions set forth in the Memorandum and the form of subscription agreement (the “Subscription Agreement”), which is an appendix thereto, and on the basis of the representations and warranties herein and therein contained, subject to the terms and conditions herein set forth. Prior to the admission of a subscriber as a Shareholder, all monies received from subscribers by the Company will be held in an escrow account with UMB Bank, N.A. (the “Escrow Agent”), upon the terms and conditions described in the Memorandum. Shares purchased by subscribers who are admitted to the Company as Shareholders will be registered in such names as are set forth in the applicable Subscription Agreement.

G.

The Company shall establish an escrow account with the Escrow Agent, which escrow account shall be entitled “Escrow Account for the Benefit of Subscribers of Shares of CNL Strategic Capital, LLC” (the “Escrow Account”). The Escrow Account shall be effective on the date both (a) monies and (b) subscription documents received from subscribers for the subscription of Shares are first deposited into the Escrow Account. The Placement Agent will cause the Distribution Participants to instruct subscribers to make payments for subscriptions payable as provided for in the Memorandum.

2.

Representations, Warranties, and Covenants of the Company.

A.

The Company represents, warrants, and covenants to the Placement Agent and all Participating Brokers as follows:

(a)

The Company has prepared the Memorandum, which furnishes all material information required to be furnished to offerees pursuant to an offering under Rule 506(c) of Regulation D of the Act.

(b)

The Memorandum will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that no representations or warranties are made with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by Placement Agent with respect to Placement Agent expressly for use in the Memorandum. The Company will promptly notify Placement Agent of any amendments or supplements to the Memorandum.

(c)

Assuming the offer and sale of the Shares are made in compliance with the terms of the Memorandum and this Agreement, the Company shall have complied with the exemption provisions of Section 4(a)(2) of the Act and Rule 506(c) of Regulation D promulgated thereunder, and that it has taken or will take reasonable steps to verify that such purchasers are accredited investors, which reasonable steps may include, but are not limited to, the methods identified in Rule 506(c), and in compliance with all state securities laws and regulations applicable to it in connection with the Offering and sale of the Shares.

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(d)

The Company has been duly organized and validly exists as a limited liability company under the Delaware Limited Liability Company Act, as amended (the “Delaware Act”). The Company has not been, is not at present, and will not be in violation of its third amended and restated limited liability company agreement, as amended and/or restated from time to time (the “LLC Agreement”) and will become duly qualified and in good standing in the jurisdiction in which the ownership or leasing of the property or the character of its operations makes such qualification necessary and will take such action as is necessary in any jurisdiction where the Company engages in to assure limited liability for the Shareholders in those jurisdictions.

(e)

The Shares, upon the issuance thereof and payment therefore, will conform in all material respects to all statements relating thereto contained in the Memorandum pursuant to which such Shares were issued, will have the rights set forth in the LLC Agreement, will be duly and validly authorized and issued and, except as set forth in the Memorandum, will be fully paid and non-assessable and will subject the holders thereof to no liability as such holders.

(f)

The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations thereunder.

(g)

The Company has such corporate power, authority, authorizations, approvals and orders to enter into this Agreement and to carry out the provisions and conditions hereof.

(h)

The execution and delivery of this Agreement by the Company, the consummation of the transactions by the Company herein contemplated, and compliance with the terms of this Agreement by the Company will not materially conflict with, or result in a material breach of, any of the terms, provisions, or conditions of the operating agreement or certificate of organization of the Company, the LLC Agreement, or any material agreement or instrument to which the Companyis a party or by which each is bound, or, to the best knowledge of the Company, after reasonable inquiry, any order, rule or regulation directed to the Company by any court or governmental agency or body having jurisdiction over the Company, as the case may be, or any statute, rule, or regulation applicable to the Company.

(i)

There is no litigation or governmental proceeding pending, or to the best knowledge of the Company after reasonable inquiry, threatened against, or involving the property or business of the Company that would materially adversely affect the value or the operation of such property or the business of the Company. For purposes of the foregoing representations and warranty, a litigation or governmental proceeding which is “pending” shall mean one in which the Company has been served with legal process or otherwise formally notified in writing of the same.

(j)

There has been no material adverse change in the condition, business, property or prospects of the Company, financial or otherwise, from the latest dates as of which the descriptions of such condition, business, property or prospects are set forth in the Memorandum, except as referred to therein, and the outstanding debt, property and business of the Company conform in all material respects to the descriptions thereof contained in the Memorandum.

(k)

No defaults by the Company exist in the due performance and observance of any material obligation, term, covenant, or condition of any agreement or instrument to which the Company is party or by which each is bound.

(l)

This Agreement has been duly authorized, and when executed and delivered by the Company and other parties hereto, will be the legal, valid, and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) limitations upon the power of a court to grant specific performance or any other remedy with respect to the enforcement of this Agreement, (iii) judicial discretion, or (iv) the extent that the indemnification provisions of this Agreement are or may be held to be a violation of public policy (under either state or federal law) in the context of the offer, offer for sale, or sale of securities.

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(m)

None of the Company, or any of their employees or agents have made, nor will they make, any payment of funds of the Company for any purpose other than that disclosed in the Memorandum, and no funds of the Company have been, or will be, set aside by the Company or their employees or agents to be used for any payment prohibited by law.

(n)

All contracts or other documents or the form which the Company will use or would be entitled to use in connection with the Offering will be provided to the Placement Agent upon request.

(o)

The Company will notify the Placement Agent immediately and confirm the notice in writing of the issuance by the Securities and Exchange Commission (the “Commission”) or by any state securities administration of any stop order suspending the Offering or sale of the Shares or enjoining the sale of the Shares or of the initiation of any proceedings for that purpose. The Company will make every reasonable effort (i) to prevent the issuance of any such stop order, and (ii) if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

(p)

None of the Company or any of their agents or employees has made, or caused to be made, any payment of fees, commissions or other payments of funds, directly or indirectly, to or through any “broker” or “dealer” (as such terms are defined in the 1934 Act), in connection with the Offering or sale of the Shares other than brokers or dealers who are registered with the Commission pursuant to the 1934 Act and with FINRA or who are exempt from such registration.

(q)

No Disqualification Events. With respect to Shares to be offered and sold hereunder in reliance on Rule 506, none of the Company, any director, executive officer, other officers of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the 1934 Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity at the time of sale of any Shares (but, in each case, excluding the Distribution Participant Covered Persons, as defined below, as to whom no representation is made) (each, a "Company Covered Person" and, collectively, "Company Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act. The Company has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Act, and has furnished to the Placement Agent a copy of any disclosures provided thereunder. The Company will notify the Placement Agent in writing, prior to the closing date of the Offering of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

(r)

General Solicitation Materials. In connection with the Offering of Shares made pursuant to this Agreement, any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act ("General Solicitation") or any General Solicitation that constitutes a written communication within the meaning of Rule 405 under the Securities Act ("Written General Solicitation Material") does not conflict with the information contained in the Memorandum, and does not and will not, when taken together with the Memorandum, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made as to information contained in or omitted from a Written General Solicitation Material in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein (such information, the "Placement Agent Information"). The Company will retain copies of each Written General Solicitation Material for so long as required by applicable law.

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B.

The Placement Agent represents, warrants, and covenants to the Company as follows:

(a)

The Placement Agent is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Florida.

(b)

The Placement Agent has the requisite corporate power and authority to execute this Agreement and to perform its duties hereunder, and the execution and delivery by it of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or its properties are bound, or any judgment, decree, order, or, to its knowledge, any statute, rule or regulation applicable to it.

(c)

The Placement Agent is a member of FINRA and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and under the securities laws of the states in which the Shares are to be offered or sold.

(d)

The Placement Agent will offer the Shares in accordance with the applicable provisions of the Act in a manner so as to preserve the exemption from registration as provided in Section 4(a)(2) of the Act and will not take, or omit to take, any action in connection with offers and sales of Shares that would cause the Offering not to be made in compliance with Rule 506(c) pursuant to Regulation D promulgated thereunder; the Placement Agent will not offer the Shares for sale in any jurisdiction unless and until the Company shall have advised it that the Shares are either registered in accordance with, or exempt from, the securities, and other laws applicable thereto; and Placement Agent has not and will not take any action that would require registration of the Shares under any federal or state securities laws, or any other laws, orders, rules or regulations.

(e)

The Placement Agent shall make no representations concerning the Offering, except as set forth in the Memorandum, as it may be amended or supplemented, and except for such supplemental information relating to the Company as shall be made available in writing by the Company to offerees and their representatives as contemplated by Regulation D promulgated under the Act.

(f)

The Placement Agent and (by virtue of entering into agreements with Distribution Participants) Distribution Participants shall comply with the provisions of Rule 506(c) of Regulation D and only offer and sell Shares to Subscribers who are accredited investors and otherwise meet the suitability requirements in the Memorandum. In connection with the offering of Shares made pursuant to this Agreement, the Placement Agent has not published, distributed, issued, posted or otherwise used or employed and shall not publish, distribute, issue, post or otherwise use or employ any General Solicitation other than materials furnished or previously approved in writing by the Company or with the prior written consent of the Company.

(g)

This Agreement has been duly authorized, and when executed and delivered by the Placement Agent and the other parties hereto, will be the Placement Agent’s legal, valid and binding agreement, enforceable in accordance with its terms, except to the extent that the enforceability hereof may by limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) limitations upon the power of a court to grant specific performance or any other remedy with respect to the enforcement of this Agreement, (iii) judicial discretion, or (iv) the extent that the indemnification provisions of this Agreement are or may be held to be in violation of public policy (under either state or federal law) in the context of the offer, offer for sale, or sale of securities.

(h)

Neither the Placement Agent nor any of its agents or employees has made, or caused to be made, nor will they cause to be made, any payment of fees, commissions or other payments of funds, directly or indirectly, to or through any “broker” or “dealer” (as such terms are defined in the 1934 Act), in connection with the Offering or sale of the Shares other than brokers or dealers who are registered with the Commission pursuant to the 1934 Act and with FINRA or who are exempt from such registration.

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(i)

Any written information relating to the Placement Agent furnished to the Company and/or their counsel expressly for inclusion in the Memorandum or in any Blue Sky Application (as defined in Section 5 below) does not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)

The Placement Agent either (1) will not purchase Shares for its own account or (2) will hold all such Shares for investment.

(k)        The Placement Agent represents that neither it, nor any of its directors, executive officers, other officers, or employees of the Placement Agent participating in the offering of Shares that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (“Collectively Placement Agent Covered Person”) is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) under the Act and (ii) a description of which has already been furnished in writing to the Company prior to the date hereof. Placement Agent further agrees to notify the Company in a writing provided in accordance with Section 9 of this Agreement prior to offering Shares of (i) any Disqualification Event relating to any Placement Agent Covered Person or Distribution Participant Covered Person (as defined in the Participating Broker Agreement or Participating Advisor Agreement, respectively) not previously disclosed to the Company and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Covered Person or any Distribution Participant Covered Person. Each of the Placement Agent will, and the Placement Agent will cause the Distribution Participants to, notify the Company in writing, prior to the offering of Shares of (i) any Disqualification Event relating to any Distribution Participant Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Distribution Participant Covered Person.

3.

Compensation and Expenses.

A.

There are no selling commissions or placement agent fees for Shares. Sales of Shares shall be deemed to be completed only after (i) the Company receives a properly completed Subscription Agreement from a subscriber who satisfies each of the terms and conditions of the Memorandum and (ii) such Subscription Agreement has been accepted by the Company.

B.

It is understood and agreed by the parties hereto that the Placement Agent will not be considered to be a partner of the Company by virtue of its receipt of any of the above-described compensation. It is further understood and agreed by the parties hereto that payment of all other applicable fees and expenses contemplated hereby will be made to the Placement Agent, and the Placement Agent may, in turn will pay any Participating Broker retained by Placement Agent on such terms to which Placement Agent and the Participating Broker may agree. The Placement Agent will indemnify and hold harmless the Company from any claim or action by, or liability to, any Participating Broker retained by Placement Agent arising from or related to the non-payment or alleged non-payment of fees to any such Participating Broker.

C.

The Company will reimburse the Placement Agent and Distribution Participants for the reasonable cost of bona fide due diligence expenses incurred in connection with the Offering, provided that such expenses are detailed on itemized invoices presented to the Company and such expenses do not exceed the Company’s limits on Organizational and Offering Expenses, otherwise, the Placement Agent and Distribution Participants shall be responsible for their own costs. For the avoidance of doubt, the Company will pay for all other fees and expenses of the Offering of the Shares by the Company, including fees and expenses associated with any qualification of the Shares under state securities or “blue sky” laws. The Company will also reimburse the Manager or Sub-Manager and/or their respective Affiliates (as defined in the Memorandum) for Company Organizational and Offering Expenses at an amount up to 1.0% of Gross Proceeds.

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4.

Covenants of the Company and the Placement Agent.

A.

The Company covenants and agrees that it will:

(a)

Deliver to the Placement Agent such number of copies of the Memorandum, including any amendment or supplement thereto, and appendices, as it may reasonably request for the purposes contemplated by the Act or this Agreement and not deliver any copies of the Memorandum directly to the Placement Agent’s agents, employees, or Affiliates or to offerees.

(b)

Comply with all requirements imposed upon them by the Act, as now and hereafter amended, and by all applicable state securities laws (of those states in which an exemption has been obtained or qualification of the Shares has been effected), to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Memorandum. During the Offering, they will amend or supplement the Memorandum as necessary to comply with the requirements of the Act.

(c)

Furnish the Placement Agent, until the termination of the Offering, information necessary in their judgment, or in the reasonable judgment of its counsel, to keep the Memorandum fair, accurate, and complete in all material respects.

(d)

Notify the Placement Agent of the occurrence of any event of which the Company becomes aware if such event would cause the Memorandum to include an untrue statement of a material fact or, in view of the circumstances under which such statement of fact was made, omit to state any material fact necessary to make the statements therein not misleading, in which event the Company will promptly effect the preparation of an amended or supplemented Memorandum which will correct such statement or omission.

(e)

Endeavor in good faith, in cooperation with the Placement Agent, prior to, or as soon as practicable after, the commencement of the Offering, to qualify the Shares (or to obtain an exemption from any registration requirement) for offering and sale under the securities laws relating to the offering or sale of the Shares in such jurisdictions as the Placement Agent may reasonably request. In each jurisdiction where such qualification or exemption shall be effected, the Company will file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

(f)

Not offer, offer to sell, offer for sale or sell any Shares in the Company, or other securities, except and to the extent any such offer, offer to sell, offer for sale or sale shall not render unavailable the exemptions from registration or qualification requirements of applicable federal and state securities laws relied upon with respect to the offering and sale of the Shares contemplated by this Agreement.

(g)

Deliver to the Placement Agent, as soon as reasonably practicable after the effective date of this Agreement, a “Blue Sky Memorandum” (which the Placement Agent may in turn deliver to the Distribution Participants) prepared by legal counsel for the Company, relating to the securities or “blue sky” laws of the states designated by the Placement Agent pursuant to Subsection 4.A(e) above, indicating that the offering of the Shares may (or may not) be made in such states (assuming compliance with the terms of the Memorandum and this Agreement) and advising that the appropriate blue sky action, if any, was taken in each of such jurisdictions so as to permit the offering by the Placement Agent and the Distribution Participants of the Shares to the persons resident in the jurisdiction indicated in such Blue Sky Memorandum. Such Blue Sky Memorandum must be based upon exemption of the Shares as necessary with appropriate persons in such jurisdictions and an examination of the statutes and regulations, if any, of such jurisdictions as reported in standard compilations and may also be based upon interpretive advice obtained from representatives of the various securities commissions.

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(h)

Pursuant to Regulation D of the Act, file a Form D (and any amendment(s) thereto and periodic filings thereof) with the Commission and any applicable state regulatory agencies or authorities in a timely manner and promptly deliver copies of the same to the Placement Agent.

(i)

Apply the net proceeds from the Offering received by the Company in the manner set forth in the Memorandum.

(j)

Not take any action that would result in any of the Company’s representations and warranties contained herein being untrue in any material respect as of a time immediately after such action is taken or permitted.

(k)

Endeavor, for as long as the Company shall own assets, to maintain the Company as a validly existing limited liability company under the Delaware Limited Liability Company Act or under the laws of whatever state in which it shall be organized and duly qualified as a foreign limited partnership in the state where it shall own and/or lease property.

B.

The Placement Agent covenants and agrees with the Company that it will:

(a)

In connection with the offer and sale of the Shares by the Company, comply with all requirements imposed upon the Placement Agent by the Act, as now and hereafter amended, Regulation D of the Act and any other applicable law, all applicable state securities laws, this Agreement and the Memorandum.

(b)

Provide the Company on a timely basis (i.e., at the time of an offer or sale of one or more Shares) with such information relating to the offer and sale of the Shares by it, to the extent the Placement Agent has such information in its possession or may reasonably obtain such information, as the Company may from time to time request or as may be requested to enable the Company to prepare such other reports of sale as may be required to be filed under the applicable state securities laws.

(c)

Not take any action or permit any action to be taken on behalf of the Placement Agent that would result in any of the representations and warranties contained herein being untrue in any material respect as of a time immediately after such action is taken or permitted.

5.

Indemnification.

A.

The Placement Agent agrees to indemnify, defend and hold harmless the Company, for whose account it offers and sells Shares, and the Company’s respective officers, directors, managers, trustees, employees and agents, against all losses, claims, demands, liabilities, and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting from any liability to the Company and the Company’s officers, directors, managers, trustees, employees, or agents, which they or any of them may incur arising out of the offer or sale by the Placement Agent, or any officer, director or employee acting on the Placement Agent’s behalf, of any Shares pursuant to this Agreement if such loss, claim, demand, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, which is also, as the case may be, contained in or omitted from the Memorandum and which statement or omission was based on information supplied to the Company by the Placement Agent, or (ii) the breach by the Placement Agent, or any person acting on its behalf, of any of the terms and conditions of this Agreement. This indemnity provision shall survive the termination of this Agreement. By virtue of entering into a Participating Broker Agreement or a Participating Advisor Agreement, the Placement Agent shall ensure that Distribution Participants agree to indemnify, defend and hold harmless the Company as an intended third party beneficiary.

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B.

The Company agrees to indemnify, defend and hold harmless the Placement Agent, and its officers, directors, managers, trustees, employees and agents, and each Distribution Participant, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Act, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon (i) any untrue statement of a material fact contained in the Memorandum or in any amendment or supplement thereto, or in any application prepared and filed with the Commission and any state regulatory agency in order to comply with the exemptions available in such states with respect to the Shares (the “Blue Sky Applications”), (ii) any omission or alleged omission to state therein a material fact required to be stated in the Memorandum or the Blue Sky Applications, or necessary to make such statements, and any part thereof not misleading; provided, that any such untrue statement, omission or alleged omission is not based on information which was supplied to the Company by the Placement Agent, or (iii) the breach by the Company, or any person acting on their behalf, of any of the terms and conditions of this Agreement. This indemnity provision shall survive the termination of this Agreement.

C.

No indemnifying party shall be liable under the indemnity agreements contained in subparagraphs A. and B. above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought other than on account of its indemnity agreement contained in subparagraphs A. and B. above. In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be satisfactory to such indemnified party and all other indemnified parties who are defendants in such action; and after notice from the indemnifying party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under subparagraphs A. or B. above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than for the reasonable costs of investigation.

6.

Compliance. All actions, direct or indirect, by the Placement Agent, the Company and its officers, directors and employees in connection with the offering and sale of the Shares shall conform to the requirements of the exemption available under Section 4(a)(2) of the Act and Rule 506(c) of Regulation D and to all procedures for the offering and sale of the Shares established by the Placement Agent.

7.

Representations and Agreements to Survive Sale and Payment. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties, and agreements at each Closing Date, and such representations, warranties and agreements of the Placement Agent and the Company including the indemnity agreements contained in Section 5 hereof and the covenants contained in Section 2 and 4 hereof, shall remain operative and in full force and effect regardless of any investigation made by the Placement Agent or on its behalf, or by any controlling person of it, and shall survive the sale of, and payment for, the Shares.

8.

Termination of this Agreement.

A.

This Agreement shall become effective on the date on which this Agreement is executed by the Placement Agent and the Company. After this Agreement becomes effective, any party may terminate it at any time for any reason by giving thirty (30) days written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the termination of the Offering as described in the Memorandum; (b) the termination and liquidation of the Company; (c) the revocation or suspension of the Placement Agent’s license or registration to act as broker-dealer by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence; or (d) the determination by any of the parties that there shall have been such change in the condition or prospects of the Company that would make it inadvisable to proceed with the Offering and sale of the Shares.

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B.

If any party hereto elects to terminate this Agreement as provided in this Section 8, all other parties hereto shall be notified promptly by the terminating party pursuant to Section 9 of this Agreement.

C.

If this Agreement is terminated pursuant to this Section 8, no party shall have any liability to any other party, other than for obligations, if any, pursuant to Section 3 and Section 5 hereof. Notwithstanding the foregoing, no fee, compensation or expense reimbursement may be paid to the Placement Agent or any Participating Broker following the termination of this Agreement in violation of FINRA Conduct Rule 5110(f)(2)(D).

9.

Notices. All notices provided for in this Agreement shall be made in writing either (i) by actual delivery of the notice into the hands of the parties thereto entitled or (ii) by the mailing of the notice in the United States mail to the address, as stated below (or at such other address as may have been designated by written notice), of the party entitled thereto, by certified or registered mail, return receipt requested. The notice shall be deemed to be received in case (i) on the date of its actual receipts by the party entitled thereto and in case (ii) on the date of deposit in the United States mail.

All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Placement Agent, shall be mailed or delivered to CNL Securities Corp., 450 South Orange Ave., Suite 1300 Orlando, Florida 32801 Attention: Legal Counsel; if sent to the Company, shall be mailed or delivered to CNL Strategic Capital, LLC, 450 South Orange Ave., Suite 1400, Orlando, Florida 32801 Attention: Legal Counsel.

10.

Construction. This Agreement shall be governed by, subject to and construed in accordance with the internal laws (without regard to principles of conflicts of laws) of the State of Florida.

11.

Severability. If any portion of this Agreement shall be held invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

12.

Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

13.

Number and Gender of Words. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

14.

Other Instruments. The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary to effectuate and carry out this Agreement.

15.

Captions. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

16.

Parties. This Agreement shall be binding upon the parties hereto and inure solely to the benefit of the parties hereto and their respective successors, legal representatives, heirs, and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

17.

Entire Agreement. This Agreement, together with Exhibit A hereto, contains the entire understanding between the parties hereto and supersedes any prior understanding or written or oral agreements between them respecting the subject matter hereof.

18.

Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Memorandum.

19.

Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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20.

Third-Party Beneficiaries. The Distribution Participants shall be third-party beneficiaries of Section 5(B) of this Agreement; otherwise, there shall be no third-party beneficiaries of this Agreement, and other than the Participating Brokers with respect to Section 5(B), no provision of this Agreement is intended for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Further, no other third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against either party to this Agreement.

21.

Acknowledgement that Shares are Unregistered.

THE PLACEMENT AGENT ACKNOWLEDGES THAT THE SHARES ARE NOT REGISTERED UNDER THE ACT AND THE OFFERINGS OF THOSE SHARES ARE NOT BEING REGISTERED UNDER THE ACT.

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto have each duly executed this Placement Agent Agreement as of the day and year above written.

CNL Securities CORP.		CNL STRATEGIC CAPITAL, LLC

By:	/s/ Erin M. Gray	By:	/s/ Chirag J. Bhavsar
	Name: Erin M. Gray	Name:	Chirag J. Bhavsar

	Title: Authorized Signatory	Title: Chief Executive Officer
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EXHIBIT A-1

FORM OF PARTICIPATING BROKER AGREEMENT

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EXHIBIT A-2

PARTICIPATING ADVISOR AGREEMENT

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